UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

SEACOR MARINE HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

(346) 980-1700

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger.

On December 22, 2021, SEACOR Marine Holdings Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) among SEACOR Offshore OSV LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), SEACOR OSV PARTNERS I LP., a Delaware limited partnership (the “Partnership”), and the Company, pursuant to which the Partnership will merge with and into Merger Sub with Merger Sub surviving the merger (the “Merger”). As consideration for the Merger, the Company will issue the Partnership’s limited partners (other than the Company and its subsidiaries) a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to approximately 531,915 shares of Common Stock (the “Merger Consideration”). The Merger will be effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware and is expected to close prior to January 31, 2022.

Pursuant to the Merger Agreement, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission (the “Commission”) to register the resale of the Merger Consideration and the PIK Loan Consideration (as defined below).

In connection with the Merger, the Company and Merger Sub will assume and guarantee (such assumption and guarantee, the “Assumption and Guarantee”) all $18,050,000 of the Partnership’s third-party indebtedness outstanding under the amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018 (as amended, restated, amended and restated or otherwise modified, the “OSV Credit Facility”), by and among the Partnership and lenders and other parties thereto.

In connection with the execution of the Merger Agreement, the Partnership entered into an amendment dated as of December 22, 2021 (the “Amendment”), to the Subordinated PIK Loan Agreement, dated September 28, 2018 (the “PIK Loan Agreement”), with certain subsidiaries of the Company and certain lenders under the PIK Loan Agreement pursuant to which (i) the maturity date of the loans outstanding under the PIK Loan Agreement was extended to immediately prior to the Merger and (ii) the Partnership was given the right to settle all amounts and other obligations outstanding under the PIK Loan Agreement by causing the Company to issue the lenders thereunder 1,036,079 shares of Common Stock (the “PIK Loan Consideration”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report with respect to the issuance of the Merger Consideration and PIK Loan Consideration is incorporated by reference herein.

The Common Stock to be issued as Merger Consideration and PIK Loan Consideration will be issued only to accredited investors in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not requiring registration under Section 5 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated December 22, 2021, among SEACOR Marine Holdings Inc., SEACOR Offshore OSV LLC and SEACOR OSV PARTNERS I LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

	By:	/s/ John Gellert
John Gellert
President and Chief Executive Officer

Date: December 22, 2021